FOR IMMEDIATE RELEASE
April 29, 2013
WashingtonFirst Bankshares Inc. Announces Earning for the First Quarter 2013
RESTON, VA - WashingtonFirst Bankshares Inc. (NASDAQ: WFBI) (the “Company”), the holding company for WashingtonFirst Bank (the “Bank”), today reports unaudited consolidated net income to common shareholders for the three months ended March 31, 2013 of $1.4 million ($0.18 per diluted common share) compared to $0.7 million ($0.21 per diluted common share) for the three months ended March 31, 2012. The Company's increase in net income is primarily the result of the acquisition of Alliance Bankshares in December 2012, while the lower earnings per diluted common share is primarily the result of the issuance of new stock in connection with the acquisition. Net income also benefited from a higher net interest spread and margin, as the company has been able to realize lower rates on interest-bearing liabilities.
Shaza Andersen, President and CEO of the Company, said, “Our primary goal for 2013 is to capitalize upon the benefits we anticipated from the 2012 acquisition of Alliance Bank. I am thrilled to report that we are on plan through the first quarter.  The integration of Alliance Bank has proceeded smoothly and we are looking forward to serving our expanded customer base in Northern Virginia.”

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Performance Ratios:
Return on average assets (1)	0.55%	0.55%
Return on average shareholders' equity (1)	5.61%	5.53%
Return on average common equity (1)	6.77%	8.22%
Yield on average interest-earning assets (1)	4.54%	4.88%
Rate on average interest-earning liabilities (1)	0.87%	1.31%
Net interest spread (1)	3.67%	3.57%
Net interest margin (1)	3.99%	3.91%
Efficiency ratio	67.03%	57.76%
Per Share Data:
Basic earnings per common share (2)	$0.19	$0.22
Fully diluted earnings per common share (2)	$0.18	$0.21
Weighted average basic shares outstanding (2)	7,570,091	3,271,999
Weighted average diluted shares outstanding (2)	7,631,717	3,324,732
(1) Annualized.
(2) Retroactively adjusted to reflect the effect of all stock dividends.

The following summarizes other operating expenses in the consolidated statements of operations for the three months ended March 31, 2013 and 2012:

	For the Three Months Ended
	March 31, 2013	March 31, 2012
	(in thousands)
Insurance	$25	$18
Professional fees	551	148
Advertising and promotional expenses	139	95
Postage, printing and supplies	55	42
Data processing	940	341
FDIC premiums	98	101
OREO	342	—
Directors' fees	50	37
Merger expenses	8	—
Other	237	100
Other expenses	$2,445	$882
Balance Sheet and Capital
As of March 31, 2013 and December 31, 2012, total assets were $1.1 billion. Total loans increased $11.1 million (1.5%) from December 31, 2012 to March 31, 2013. Total deposits decreased $80.6 million (8.3%) from December 31, 2012 to March 31, 2013. Tier 1 capital increased $3.0 million to $108.0 million as of March 31, 2013, compared to $105.0 million as of December 31, 2012.

	March 31, 2013	December 31, 2012
Capital Ratios:
Total risk-based capital ratio	14.00%	13.77%
Tier 1 risk-based capital ratio	12.96%	12.71%
Tier 1 leverage ratio	10.34%	16.39%
Tangible common equity to tangible assets	7.78%	6.97%
Per Share Capital Data:
Book value per common share (1)	$11.33	$11.15
Tangible book value per common share (1)	$10.80	$10.62
Common shares outstanding (1) (2)	7,632,928	7,507,254
(1) Retroactively adjusted to reflect the effect of all stock dividends.
(2) Includes estimated number of shares for the 5% stock dividend payable in May 2013.
Asset Quality
Non-performing assets totaled $21.6 million as of March 31, 2013, compared to $22.1 million as of December 31, 2012. Net charge-offs were $1.2 million or 0.63% of average loans for the three months ended March 31, 2013, compared to $0.4 million or 0.38% of average loans for the three months ended March 31, 2013.

	March 31, 2013	December 31, 2012
	(in thousands)
Non-accrual loans	$13,376	$15,615
Trouble debt restructurings still accruing	5,577	3,036
Asset-backed debt securities	51	106
Other real estate owned	2,569	3,294
Total non-performing assets	$21,573	$22,051
The Company’s allowance for loan losses was 0.81% of total gross loans as of March 31, 2013, compared to 0.83% at December 31, 2012. Of the $764.4 million in gross loans outstanding as of March 31, 2013, $255.6 million or 33.4% were recorded on the books at fair value in conjunction with the acquisition of Alliance in December 2012 and have an aggregate discount on the books of $7.8 million as of March 31, 2013.

About The Company
The Company is the parent company of the Bank, a $1.1 billion bank headquartered in Reston, VA. With 16 offices in the greater Washington, DC metropolitan area, WashingtonFirst is a community oriented bank that provides competitive financial services to local businesses and consumers.
Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about the Company’s goals, intentions, earnings and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Additional forward-looking statements are included regarding the merger between the Company and Alliance. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations with Alliance, the ability to avoid customer dislocation during the period leading up to and following the merger, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.
Additional documents are available free of charge at the SEC’s web site, www.sec.gov and on the Company’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations” or by contacting the Company’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement dated April 30, 2013 available on the SEC’s website at www.sec.gov.

WashingtonFirst Bankshares Inc.
Matthew R. Johnson, 703-840-2422
Executive Vice President & Chief Financial Officer
MJohnson@WFBI.com
www.WFBI.com

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	March 31, 2013	December 31, 2012
	(in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$4,064	$4,521
Federal funds sold	138,411	208,476
Interest bearing balances	9,965	11,210
Cash and cash equivalents	152,440	224,207
Investment securities, available-for-sale, at fair value	115,503	134,598
Other equity securities	3,152	3,623
Loans:
Loans held for investment, at amortized cost	764,413	753,355
Allowance for loan losses	(6,176)	(6,260)
Total loans, net of allowance	758,237	747,095
Premises and equipment, net	3,319	3,519
Intangibles	4,007	4,029
Deferred tax asset, net	11,523	11,419
Accrued interest receivable	3,230	3,424
Other real estate owned	2,569	3,294
Bank-owned life insurance	5,055	5,010
Other assets	5,347	7,600
Total Assets	$1,064,382	$1,147,818
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$223,470	$294,439
Interest bearing deposits	668,564	678,221
Total deposits	892,034	972,660
Other borrowings	17,252	14,428
FHLB advances	35,442	40,813
Long-term borrowings	9,725	9,682
Accrued interest payable	693	2,012
Other liabilities	4,970	6,703
Total Liabilities	960,116	1,046,298
Shareholders' Equity:
Preferred stock:
Series D - 17,796 shares issued and outstanding, 1% dividend	89	89
Additional paid-in capital - preferred	17,707	17,707
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 6,225,303 and 6,099,629 shares outstanding, respectively	63	61
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized, 1,044,152 shares outstanding	10	10
Additional paid-in capital - common	81,962	80,460
Accumulated earnings	4,635	3,226
Accumulated other comprehensive loss	(200)	(33)
Total Shareholders’ Equity	104,266	101,520
Total Liabilities and Shareholders' Equity	$1,064,382	$1,147,818

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
	(in thousands, except per share amounts)
Interest income:
Interest and fees on loans	$10,899	$6,195
Interest and dividends on investments	649	384
Total interest income	11,548	6,579
Interest expense:
Interest on deposits	1,159	1,015
Interest on borrowings	373	206
Total interest expense	1,532	1,221
Net interest income	10,016	5,358
Provision for loan losses	1,100	1,221
Net interest income after provision for loan losses	8,916	4,137
Non-interest income:
Service charges on deposit accounts	131	118
Other operating income	363	300
Total non-interest income	494	418
Non-interest expense:
Compensation and employee benefits	3,243	1,811
Premises and equipment	1,357	643
Other operating expenses	2,445	882
Total other expenses	7,045	3,336
Income before provision income taxes	2,365	1,219
Provision for income taxes	912	469
Net income	1,453	750
Preferred stock dividends and accretion	(44)	(44)
Net income available to common shareholders	$1,409	$706

Earnings per common share:
Basic earnings per common share (1)	$0.19	$0.22
Fully diluted earnings per common share (1)	$0.18	$0.21
(1) Retroactively adjusted to reflect the effect of all stock dividends.

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